EXHIBIT 99

Dime Community Bancshares, Inc. 2004 Stock Incentive Plan
(Effective May 15, 2008)
AMENDMENT NO. 1

1.	Section 2.16 – Section 2.16 of the 2004 Stock Incentive Plan shall be amended, effective as of May 15, 2008, subject to shareholder approval, to read in its entirety as follows:

Section 2.16                                Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee may determine to be a key officer or employee and select to receive a Restricted Stock Award or a grant of an Option or Stock Appreciation Right pursuant to the Plan; provided, however, that on and after May 15, 2008, such term shall not include Mr. Vincent F. Palagiano in any capacity. On and after May 15, 2008, Mr. Palagiano is not eligible to be a participant in this Plan.

2.	Section 2.17 – Section 2.17 of the 2004 Stock Incentive Plan shall be amended, effective as of May 15, 2008, subject to shareholder approval, to read in its entirety as follows:

Section 2.17                                Eligible Individual means: (a) any Eligible Employee; and (b) any non-employee director of the Company or a Parent or Subsidiary; provided, however, that on and after May 15, 2008, such term shall not include Mr. Vincent F. Palagiano in any capacity.  On and after May 15, 2008, Mr. Palagiano is not eligible to be a participant in this Plan.

3.	Article III – Article III of the 2004 Stock Incentive Plan shall be amended, effective as of May 15, 2008, subject to shareholder approval, to read in its entirety as follows:

Article III

Available Shares

Section 3.1                                Shares Available under the 2004 Stock Incentive Plan.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options and Stock Appreciation Rights shall be 1,496,300 Shares.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options and Stock Appreciation Rights shall be the sum of (i) 1,313,184 Shares, plus (ii) the number of shares underlying grants and awards made under the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited without the delivery of Shares or expire without exercise.

Section 3.2                                Shares Available for Options.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be 1,496,300 shares, and the maximum aggregate number of Options which may be granted to any one individual in any calendar year shall be 250,000 Options.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be the sum of (i) 1,313,184 shares, plus (ii) the number of Shares underlying grants and awards made under the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited without the delivery of Shares or expire without exercise, and the maximum aggregate number of Options which may be granted to any one individual in any calendar year shall be 250,000 Options.

Section 3.3                                Shares Available for Restricted Stock Awards.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum number of Shares which may be issued as Restricted Stock Awards under the 2004 Stock Incentive Plan shall be 374,075 Shares and the maximum aggregate number of Shares which may be granted as Restricted Stock Awards to any one individual in any calendar year shall be 60,000 Shares.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum number of Shares which may be issued as Restricted Stock Awards under the 2004 Stock Incentive Plan shall be the sum of (i) 873,184 Shares, plus (ii) the number of Shares underlying Restricted Stock Awards made under the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited, and the maximum aggregate number of Shares which may be granted as Restricted Stock Awards to any one individual in any calendar year shall be 60,000 Shares.

Section 3.4                                Shares Available for Stock Appreciation Rights.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Stock Appreciation Rights shall be 1,496,300 and the maximum aggregate number of Stock Appreciation Rights which may be granted under the 2004 Stock Incentive Plan and to any one individual in any calendar year shall be 250,000 Stock Appreciation Rights.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Stock Appreciation Rights shall be the sum of (i) 1,313,184, plus (ii) the number of Shares underlying grants and awards made under 2004 the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited without the delivery of Shares or expire without exercise, and the maximum aggregate number of Stock Appreciation Rights which may be granted under the 2004 Stock Incentive Plan and to any one individual in any calendar year shall be 250,000 Stock Appreciation Rights.

Section 3.5                                Computation of Shares Available.

On and after May 15, 2008, for purposes of this Article III:  in connection with the granting of a Restricted Stock Award, Option or Stock Appreciation Right, the number of Shares available for the granting of additional Restricted Stock Awards, Options and Stock Appreciation Rights shall be reduced by the number of Shares in respect of which the Option, Stock-settled Stock Appreciation Right or Award is granted or denominated.  Shares underlying grants and awards under the 2004 Stock Incentive Plan that are subsequently forfeited without the delivery of Shares or expire without exercise shall not reduce the maximum aggregate number of Shares which may be issued under the Plan.  Shares withheld to pay withholding taxes shall reduce the number of Shares available to the same extent as if a payment of cash or Shares had been made directly to the Recipient.  To the extent an Option is exercised by using an actual or constructive exchange of Shares to pay the Exercise Price, the number of Shares available shall be reduced by the gross number of Options exercised rather than by the net number of Shares issued.